UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On May 19, 2010, CVR Energy, Inc. (the “Company”) held its annual meeting of the stockholders of the Company. The stockholders of the Company voted on two proposals, consisting of (1) the election of nine directors to the board of directors of the Company (the “Board”), and (2) the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. For more information regarding the foregoing proposals, please see the Company’s Proxy Statement dated April 19, 2010, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.
     At the annual meeting of the stockholders of the Company, all of the Board’s nominees for director were elected, and the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 was ratified. The voting results for each of the proposals are summarized below.
Proposal 1 — Elect Nine Directors
     The nominees listed below were elected to the Board, with the respective votes set forth opposite of each nominee’s name:

Director	Votes For	Votes Against or Withheld	Votes Abstain	Broker Non-Votes
John J. Lipinski	65,084,101	14,630,181	0	3,044,498
C. Scott Hobbs	79,321,641	392,641	0	3,044,498
Scott L. Lebovitz	66,391,921	13,322,361	0	3,044,498
George E. Matelich	66,402,339	13,311,943	0	3,044,498
Steve A. Nordaker	79,298,600	415,682	0	3,044,498
Stanley de J. Osborne	66,423,484	13,290,798	0	3,044,498
John K. Rowan	67,210,498	12,503,784	0	3,044,498
Joseph E. Sparano	79,307,022	407,260	0	3,044,498
Mark E. Tomkins	79,300,485	413,797	0	3,044,498
Proposal 2 — Ratify Selection of Independent Auditor
     The appointment by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 was ratified by the following vote:

Votes For	Votes Against or Withheld	Votes Abstain	Broker Non-Votes
82,514,916	224,246	19,618	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 21, 2010

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary